Exhibit 10.4
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               AT&T WIRELESS CORPORATE DIGITAL ADVANTAGE AGREEMENT


RemoteMDx, Inc.                                                   (801) 974-9474
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Customer Legal Name ("Customer")               D/B/A              Main Telephone
                                                                  Number

5095 West 2100 South             Salt Lake City             UT           84120
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Street Address                       City                  State       ZIP Code

Michael Acton          macton@remotemdx.com       (801) 908-7766 ext. 113
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Primary Contact Name and Email Address         Primary Contact Telephone Number

Check One: X  Corporation   _ Partnership    _ Limited Liability
_ Company/Partnership

State of          Utah                               Effective Date:  10-14-04
          ---------------                                             --------
Formation                                         (To be completed by AWS only)
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Agreement: This AT&T Wireless Corporate Digital Advantage Agreement between
Customers, on behalf of itself and as agent for its Affiliates, and AWS National Accounts, LLC ("AWS"), on behalf of itself and as agent for companies who operate commercial mobile radio telecommunications systems in the geographic areas covered by the Agreement ("Carriers"), consists of this Cover Page, the attached AT&T Wireless Corporate Digital Advantage Program Description (the "Program Description"), and the General Terms and Conditions in effect on the Effective Date and found at http://www.attws.com/cda (the "General Terms and Conditions") (collectively, the "Agreement").
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Term: The Agreement is for an initial term beginning on the Effective Date and continuing for a period of: X Three (3) years At the end of this initial term, the Agreement will automatically renew for successive one (1) year terms unless either party gives the other party notice of its intent not to renew at least ninety (90) days prior to the end of the then current term. Any year of the term, including any renewal year, is referred to as a "Term Year."
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Initial MAC:
                                                                      $  45,000
(See Program Description 3)                                           ---------

Equipment Discount:                                                         25%
                                                                      ---------
(See Program Description 4)

By signing below, Customer and AWS agree to be bound by the terms and conditions of the Agreement.


RemoteMDx, Inc., on behalf of itself and its Affiliates:

By (Authorized Signature):  /s/
                                ------------------------------
Print Name and Title of Person Signing:  Michael G. Acton, CFO
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AWS National Accounts, LLC, on behalf of itself and the Carriers:

By (Authorized Signature):  /s/
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Print Name and Title of Person Signing:  William L. Evans, Sr. Director
                                         -------------------------------

               AT&T WIRELESS CORPORATE DIGITAL ADVANTAGE AGREEMENT

                               PROGRAM DESCRIPTION

1. Service. AWS, through Carriers, will provide commercial mobile radio services more particularly described in the Agreement ("Service") to Customer, its Affiliates and their respective W-2 and/or K-1 employees who either (a) receive Service under Customer's account ("Corporate Responsibility Users" or "CRUs") or
(b) receive Service under individual accounts in accordance with the AT&T Wireless Employee Sponsorship Program described herein ("Individual Responsibility Users" or "IRUs"). CRUs and IRUs are at times referred to collectively as "End Users." Service includes wireless voice telecommunications services ("Voice Service") and wireless data telecommunications services ("Wireless Data Service").

2. AT&T Wireless Corporate Digital Advantage Program Eligibility Requirements. Customer must at all times meet the following program eligibility requirements in AWS Markets:

         2.1 Minimum End User Requirement. Customer must have at least fifty
(50) End Users receiving Service at all times. If (a) AWS reasonably determines that Customer, together with its Affiliates, will not achieve this minimum within ninety (90) days of the Effective Date, or (b) Customer, together with its Affiliates, fails to maintain this minimum during the term of the Agreement, then Customer will be in default under 6.1 of the General Terms and Conditions; provided, however, that for purposes of breach of this section only, the notice and cure periods set forth in 6.2 of the General Terms and Conditions will be sixty (60) days.

         2.2 Minimum Revenue Requirement. Customer must use a volume of Service such that AWS will realize service revenue from Qualified Charges, as defined in
3.3.1 below ("Service Revenue"), of at least $45,000 per Term Year. If Customer fails to achieve this revenue requirement in any Term Year, Customer will pay to AWS the difference between $45,000 and the Service Revenue amount that Customer actually paid in such Term Year.

         2.3 Program Components. In the event of a default under this 2, Customer is no longer eligible for the Service Discount, the Equipment Discount (each defined below) or other program components.

3. Service Discount and MAC Contribution. AWS will provide Customer with a discount on Service (the "Service Discount"). AWS will apply the Service Discount to CRUs' Qualified Charges. The Service Discount is based on Customer's minimum annual commitment of Service Revenue ("MAC") and is set in accordance with the table below. All Service Revenue generated by Customer, its Affiliates and their respective CRUs contributes towards the MAC. AWS may restrict certain Plans or certain other discount programs from either contributing to Customer's MAC or qualifying for the Service Discount or both. AWS will advise Customer when such restrictions apply.

             Service                       Service                      Service
   MAC       Discount          MAC        Discount         MAC         Discount
    $45,000        6%     $1,100,000          10%      $4,700,000          14%
   $100,000        7%     $1,600,000          11%      $6,000,000          15%
   $200,000        8%     $2,200,000          12%      $8,000,000          16%
   $400,000        9%     $3,700,000          13%     $11,000,000          17%

         3.1 MAC Modification. Customer's initial MAC is set forth on the Cover Page. Customer may modify its MAC after each Term Year. Any such modification is subject to AWS' consent, which will not be unreasonably withheld, and the parties will memorialize the modification in a signed writing. Customer must notify AWS of its desire to modify the MAC within thirty (30) days after each Term Year; however, the authorized modification will become effective as soon thereafter as reasonably practicable. Customer understands and agrees that, in connection with any such MAC modification, AWS may (a) modify Customer's Service Discount and Equipment Discount; and/or (b) permit or restrict Customer's access to certain other program components. Customer's MAC modification will not affect the Reconciliation Obligation for the prior Term Year (see 3.2 below).

         3.2 Service Discount Reconciliation. If Customer fails to achieve the MAC, as modified, Customer will pay AWS the difference between the amount of the Service Discount received by Customer, and/or End Users, and the amount of the Service Discount for which Customer would have qualified considering Service Revenue actually received by AWS during that Term Year (the "Reconciliation Obligation"). In the event Customer owes the Reconciliation Obligation, AWS may reduce Customer's Service Discount percentage by an amount sufficient to offset the Reconciliation Obligation. The amount and duration of this Service Discount reduction is at AWS' sole discretion, provided that AWS will not offset more than the total amount of the Reconciliation Obligation. 3.2.1 Ramp Year. During the first Term Year only, Customer will be deemed to have achieved its MAC for that first Term Year if AWS receives Service Revenue in an amount equal to seventy-five percent (75%) of the MAC on or before the first anniversary of the Effective Date. This 3.2.1 applies only for purposes of determining whether Customer has achieved its MAC during the first Term Year and does not apply to or otherwise affect Customer's obligations under 2.2 above or any other obligations under the Agreement.

         3.3 Certain Other Definitions.

              3.3.1 "Qualified Charges" refers, both for the purposes of determining the MAC and for determining the amounts against which the Service Discount is applied, to the following undiscounted Service charges: (a) one-time charges for Service activation and conversion, (b) monthly wireless access charges, (c) home wireless usage charges, (d) roaming charges incurred by Numbers provisioned from AWS Markets while roaming in other AWS Markets and using the AWS network, (e) charges for detail billing, (f) charges for tethering when using the AWS network, and (g) charges for additional wireless service features such as voice mail when using the AWS network, but excluding enhanced features such as directory assistance or fee-based information services.

              3.3.2 "Non-Qualified Charges" refers to the following charges to which the Service Discount will not apply: (a) charges for long distance service, (b) all charges for local landline interconnect, toll services and other charges arising from or related to wireless operators providing long distance service, (c) all charges for Equipment, (d) roaming charges when not using the AWS network, (e) charges for other goods and services that Customer, a CRU and/or an IRU authorizes to be charged through the wireless bill; (f) shipping and handling charges; (g) all Taxes; and (h) all other charges not described in 3.3.1 above.

4. Equipment. Subject to the restrictions set forth below, AWS will provide Customer with a discount on select Equipment found at www.attws.com/cda (the "Equipment Discount"). AWS will apply the Equipment Discount to CRUs' corresponding Equipment purchases. Customer's Equipment Discount is set forth on the Cover Page. AWS will only provide Equipment with Service activated. The Equipment Discount will not apply to upgrade purchases with respect to any CRU more than two times in any twelve-month period.

5. AT&T Wireless Employee Sponsorship Program ("Sponsorship Program"). Customer's current W-2 and K-1 employees may participate in the Sponsorship Program. All such W-2 and K-1 employees participating in the Sponsorship Program will be Individual Responsibility Users under this Agreement. Customer agrees that all IRUs are current W-2 and K-1 employees of Customer or one of its Affiliates.

         5.1 Sponsorship Program Activation Processes and Procedures. Each IRU participating in the Sponsorship Program: (a) must enter into, and be individually responsible for complying with a separate agreement with AWS for Service and Equipment (an "IRU Service Agreement") including, without limitation, the corresponding obligations to comply with all of the terms and conditions of his or her chosen Plan and to pay all charges incurred under his or her IRU Service Agreement; and (b) must follow the activation, migration, upgrade and related procedures and processes established by AWS from time to time.

         5.2 Sponsorship Program Features. Under the Sponsorship Program: (a) IRUs may choose from select Service Plans available to Customer within each AWS Market (provided they qualify for the chosen Plan); (b) AWS will apply the Service Discount to IRUs' Qualified Charges in accordance with 3 above; (c) AWS will apply the Equipment Discount to IRUs' corresponding Equipment purchases in accordance with 4 above, provided, however, that the Equipment Discount will only apply to IRUs' purchases in connection with initial Service activation; (d) Service Revenue generated by IRUs contributes to Customer's MAC (subject to 3 above); and (e) IRUs and their usage contribute to Customer's eligibility requirements set forth in 2 above.

         5.3 WIN Advantage(R) Software Exclusion. IRUs' account information is not included in the WIN Advantage software (as defined in 7 below).

         5.4 Marketing Assistance. Customer will participate with AWS in efforts to obtain eligible employees' participation in the Sponsorship Program.

6. Financial Responsibility. Customer must pay for all charges incurred under the Agreement, regardless of whether such charges were incurred by Customer, its Affiliates or their respective CRUs. Notwithstanding the foregoing, Customer is not liable for any charges incurred by IRUs under this Agreement or any IRU Service Agreement.

7. Billing Services and Invoicing Options. Customer will receive certain billing analysis tools using the AT&T Wireless Information Navigator(R) Advantage (WIN Advantage(R)) software, together with all updates and modifications thereto. With respect to Service, Customer will have the invoicing options set forth below.

         7.1 Consolidated Invoicing. Under consolidated invoicing, AWS will provide an invoice each month through WIN Advantage(R) consolidating all CRUs' Service charges for the preceding monthly billing cycle, except as may otherwise be noted in applicable online or printed terms and conditions of an AWS offer, product, service, or Plan. Customer will promptly notify AWS of any Numbers to be added or deleted from Customer's invoice.

         7.2 Corporate Responsibility User Invoicing ("End User Invoicing"). Under End User Invoicing, AWS will provide an invoice each month to Customer's CRUs setting forth such CRUs' Service charges for the preceding monthly billing cycle.

8. Termination Charge. For termination of the Agreement by AWS pursuant to 6.1 of the General Terms and Conditions, the "Termination Charge" will be an amount equal to (a) $3,750 times the number of months remaining in the term as of the termination date plus (b) with respect to each CRU who was active on Service for less than twelve months, $25 times the number of months less than twelve during which such CRU was active on Service as of the termination date.

9. Customer's Affiliates. Customer agrees that any of its Affiliates receiving Service under the Agreement meet, and will continue to meet throughout the term of the Agreement, the definition of "Affiliate" set forth in 16 of the General Terms and Conditions.

10. AT&T Wireless GSM National Flat Rate Calling Plan. Notwithstanding anything to the contrary in the terms and conditions of the AT&T Wireless National Flat Rate Calling Plan (as detailed in the current calling Plan collateral), AWS and Customer agree that the Monthly Service Charge, Domestic On-Network Airtime Rate will be as follows:

AT&T Wireless GSM National Flat Rate Calling Plan
------------------ ----------------- ----------------- -------------------------- ------------- -------------
                   Monthly Service   Monthly           Monthly Service Charge     On-Net Per    Off-Net Per
                   Charge            Recurring Credit  After Recurring Credit     Minute        Minute
------------------ ----------------- ----------------- -------------------------- ------------- -------------
  GSM National        $12.99            $2.00                 $10.99               $0.15         $0.15
    Flat Rate
------------------ ----------------- ----------------- -------------------------- ------------- -------------

Only Customer's CRUs are eligible to activate Service on the AT&T Wireless National Flat Rate Calling Plans. Refer to Plan brochure for additional information including but not limited to governing terms and conditions, features and coverage areas. To remain eligible for the AT&T Wireless National Flat Rate Calling Plan set forth above, Customer must have twenty five percent (25%) of their End Users on GSM Service by the end of the first term year, and seventy five percent (75%) of their End Users on GSM Service by the end of the second term year.

The Mobile-to-Mobile Feature only applies when End Users are in AWS Markets.

11. Activation Fee Waiver. AWS will waive the start of service charge (Activation Fee) for CRUs activating new service on the AT&T Wireless Voice Rate Plans found at www.attws.com/cda in AWS Markets for the term of the Agreement.

12. Incorporation of Agreement. The terms, conditions and defined terms set forth in all document comprising the Agreement including, without limitation, the Cover Page, this Program Description, the General Terms and Conditions, and other applicable online terms and conditions, apply throughout all such documents.